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                                                                  EXHIBIT 10.24


                       FIRST AMENDMENT TO LOAN AGREEMENT


     THIS FIRST AMENDMENT dated as of March 25, 1996 (this "Amendment"), is made and entered into by and between

     LASON SYSTEMS, INC., a Delaware corporation with its principal offices in Livonia, Michigan (the "Borrower");

     FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association with its principal offices in Charlotte, North Carolina ("First Union"), and the other financial institutions that are now or hereafter become parties to the Loan Agreement as hereinafter defined (collectively, the "Lenders"); and

     FIRST UNION, as Agent for the Lenders to the extent described in ARTICLE XII of the Loan Agreement (in such capacity, the "Agent").


                                    RECITALS

     A. The Borrower, the Lenders, and the Agent entered into a Loan Agreement dated as of January 17, 1995 (together with all amendments and modifications thereto, the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     B. Pursuant to the Loan Agreement and the other Loan Documents, the Lenders have made Term Loans to the Borrower in the principal amount of $15,000,000 and have made a Revolving Line of Credit available to the Borrower in the maximum principal amount of the lesser of (i) $10,000,000 or (ii) the Borrowing Base.

     C. The Borrower has informed the Agent and Lenders that it desires to purchase approximately 65% of the Stock of Delaware Legal Copy, Inc., a Delaware corporation ("DLC"). The Borrower desires to Borrow funds under the Revolving Line of Credit for payment of the purchase price of the Stock of DLC (the "DLC Acquisition").

     D. The Borrower has requested that the Agent and the Lenders (i) waive the Borrowing Base limitation for Revolving Loans, (ii) waive compliance with certain other covenants in the Loan Agreement, and (iii) permit a borrowing under the Revolving Line of Credit for purposes of the Acquisition.

     E. The Borrower, the Lenders, and the Agent desire to amend the Loan Agreement hereby in order to permit the borrowing and Acquisition, all upon the terms and conditions and subject to the limitations set forth herein.





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                             STATEMENT OF AGREEMENT


     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, and the Agent hereby agree as follows:


                                   ARTICLE I

                                   AMENDMENT

     1.1. Section 2.3(c) - Mandatory Prepayment of Term Loans. Section 2.3(c) of the Loan Agreement is amended by adding the following at the end of such section:

          Notwithstanding the foregoing, with respect to the mandatory prepayment of the Term Loans due no later than March 30, 1996, the Borrower may make such mandatory prepayment by no later than May 15, 1996.

     1.2. Section 3.1 - Revolving Loans. Section 3.1 of the Loan Agreement is amended by adding the following new subsection (f) at the end of such section:

          (f) Notwithstanding the foregoing provisions of this Section 3.1, upon the closing of the Amendment, the Borrower may, without regard to the Borrowing Base limitation but subject to the other terms and conditions of the Loan Agreement and the Amendment, borrow the full amount of the Total Revolving Credit Commitment; provided that at no time may the aggregate principal amount outstanding under the Revolving Line of Credit exceed the Total Revolving Credit Commitment. Such borrowings shall constitute Base Rate Loans under the Revolving Line of Credit. The Borrower agrees that on May 15, 1996, the Borrowing Base limitations hereof shall be reinstated in all respects and that it will repay to the Lenders all amounts by which the Revolving Loans outstanding at that time exceed the Borrowing Base.

     1.3. Section 4.1 - Use of Proceeds. Section 4.1 of the Loan Agreement is amended to allow the borrowing of up to $1,500,000 under the Revolving Credit Facility for the purpose of the Acquisition by the Borrower of the DLC Stock.

     1.4. Section 8.2 - Acquisitions. Section 8.2 of the Loan Agreement is amended to allow the DLC Acquisition upon the terms set forth in this Amendment, provided that the amount of such Acquisition shall






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be counted towards the limit on all Acquisitions as stated in Section 8.2 of the Loan Agreement.


                                   ARTICLE II

                                    WAIVERS

     2.1. Section 8.10 - Capital Expenditures. The Agent and the Lenders hereby waive, solely to the extent expressly provided herein, the Event of Default caused by a violation of Section 8.10 of the Loan Agreement and resulting from the Borrower making Capital Expenditures during the fiscal year ended December 31, 1995 that exceed the Permitted Capital Expenditures for such period by an amount that is less than $200,000.

     2.2. Section 8.13 - Free Cash Flow. The Agent and the Lenders hereby waive, solely to the extent expressly provided herein, the Event of Default caused by a violation of Section 8.13 of the Loan Agreement and resulting from the Borrower failing to have Operating Cash Flow minus Capital Expenditures of at least $7,000,000 for the four fiscal quarters ended December 31, 1995; provided, however that the Borrower's Operating Cash Flow minus Capital Expenditures for such period must exceed $6,100,000.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants that:

     3.1. Effectiveness of Loan Agreement and Loan Documents. The Loan Agreement and other Loan Documents are in full force and effect and shall remain in full force and effect following the execution of this Amendment.

     3.2. Compliance with Loan Agreement and Loan Documents. The Borrower is in compliance with all terms and provisions set forth in the Loan Agreement to be observed or performed, except as permitted or waived by the express terms of this Amendment.

     3.3. Representations in Loan Agreement. The representations and warranties of the Borrower set forth in the Loan Agreement, except for those relating to a specific date other than the date hereof, are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof.

     3.4. No Event of Default. No Event of Default, nor any event that upon notice, lapse of time or both would become an Event of Default






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is continuing other than those, if any, expressly waived by this Amendment.

     3.5. Security Agreement and Financing Statements. The Borrower shall cause DLC to grant to the Agent, on behalf of the Lenders, a first priority security interest in all of the assets of DLC, including the execution and filing of all Financing Statements and all other filings or recordations necessary to perfect the security interests of the Agent in such collateral, by a date not later than May 15, 1996.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     4.1. Borrower Pledge Agreement. The Borrower shall have executed and delivered to the Agent, for the benefit of the Lenders, a Pledge Agreement pursuant to which the Borrower shall pledge and deliver to the Agent the Stock of DLC acquired in the DLC Acquisition.

     4.2. Guarantor Acknowledgement and Consent. The Guarantor shall have executed and delivered to the Agent, for the benefit of the Lenders, an acknowledgement and consent to this Amendment in form and substance satisfactory to the Agent, including, without limitation an acknowledgement that the Guaranty Agreement is in full force and effect and shall remain in full force and effect following the execution of this Amendment.

     4.3. Officer's Certificate. The Agent shall have received a certificate of the Chief Executive Officer of the Borrower in form and substance reasonably satisfactory to the Agent.

     4.4. Secretary's Certificate. The Agent shall have received a certificate of the Assistant Secretary of the Borrower certifying (i) that the charter, articles or certificate of incorporation or other organizational documents of the Borrower and the bylaws (or equivalent regulations) of the Borrower have not been amended since the date of the Loan Agreement; (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment; and (iii) as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Amendment or any of the other Loan Documents, as applicable.






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     4.5. Payment of Fees.  The Agent and each Lender shall have received the fees relating to this Amendment as expressly agreed between the Borrower and the Agent.


                                   ARTICLE V

                                    GENERAL

     5.1. Full Force and Effect. As expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof, and no change or modification in any of the terms thereof except as specifically set forth herein has been effected. As used in the Loan Agreement, "hereinafter," "hereto," "hereof," and words of similar import shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

     5.2. Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

     5.3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

     5.4. Expenses. The Borrower agrees to pay all out-of-pocket expenses incurred by the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all reasonable attorneys' fees.

     5.5. Further Assurance. The Borrower shall execute and deliver to the Lenders such documents, certificates and opinions as the Lender may reasonably request to effect the amendment contemplated by this Amendment.

     5.6. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

     5.7. Valid Amendment. The parties acknowledge that this Amendment complies in all respects with SECTION 15.8 of the Loan Agreement, which sets forth the requirements for amendments thereto.







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     IN WITNESS WHEREOF, the Borrower, the Lenders, and the Agent have executed this Amendment as of the date hereof.



                                              LASON SYSTEMS, INC.

[CORPORATE SEAL]                              /s/ Gary L. Monroe
                                              -----------------------
                                              Gary L. Monroe,
                                              Chief Executive Officer

ATTEST:

/s/ Laurence B. Deitch
- -------------------------
Laurence B. Deitch,
Assistant Secretary


                                              FIRST UNION NATIONAL BANK OF
                                                NORTH CAROLINA

                                              By:  /s/ Henry R. Biedrzycki
                                                   -----------------------
                                              Title: Vice President
                                                     ---------------------




                                              FIRST UNION NATIONAL BANK OF NORTH
                                              CAROLINA, AS AGENT

                                              By: /s/ Henry R. Biedrzycki
                                                  -----------------------
                                              Title: Vice President
                                                     --------------------






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               ACKNOWLEDGMENT AND CONSENT OF LASON HOLDINGS, INC.



First Union National Bank                                       March 25, 1996
  of North Carolina, as Agent
One First Union Center
301 South College Street
Charlotte, North Carolina  28288-0735


         Re: FIRST AMENDMENT TO LOAN AGREEMENT, DATED AS OF THE DATE HEREOF BY AND BETWEEN LASON SYSTEMS, INC. (THE "BORROWER") AND FIRST UNION NATIONAL BANK OF NORTH CAROLINA, AS AGENT, AND VARIOUS LENDERS
                          (COLLECTIVELY, THE "LENDERS")

Ladies and Gentlemen:

     Lason Holdings, Inc. (the "Guarantor") has executed the Guaranty Agreement and the Guarantor Pledge Agreement, each dated as of January 17, 1995, in favor of the Lenders and for the benefit of the Borrower, guaranteeing the Borrower's obligations under a Loan Agreement dated January 17, 1995 by and among the Borrower, the Agent and the Lenders (the "Loan Agreement").

     The Guarantor hereby acknowledges that the Borrower and the Lenders have amended the Loan Agreement by a First Amendment dated as of the date hereof (the "Amendment"). The agreements of the Guarantor made herein are to induce the Lenders to continue and to amend the Loan Agreement, and the Guarantor acknowledges that the Lenders would not amend the Loan Agreement in the absence of the agreements of the Guarantor contained herein.

     The Guarantor hereby irrevocably approves of and consents to the Amendment and all other Loan Documents contemplated thereby, agrees that its obligations under the Guaranty and the Guarantor Pledge Agreement shall not be diminished as a result of the execution of the Amendment, and ratifies and confirms (i) that its obligations under the Guaranty shall include a guarantee of the payment of the Obligations (as defined in the Loan Agreement) of the Borrower, subject to all of the qualifications and limitations set forth therein, (ii) that such guarantee shall be secured by the Agent's security interest in the collateral granted under the Guarantor Pledge Agreement, including without limitation the Stock of the Borrower, and (iii) that the Guaranty and the Guarantor Pledge Agreement shall remain in full force and effect.

     Capitalized terms not defined herein shall have the meanings assigned to such terms in the Loan Agreement.





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     This letter has been delivered in the State of North Carolina, and the agreements contained herein shall be governed by the internal laws of the State of North Carolina, without regard to the choice of law principles thereof. The agreements contained herein shall be effective as of the date hereof.

                                            Very truly yours,



                                            LASON HOLDINGS, INC.


                                            By: /s/ Gary L. Monroe
                                                -------------------------
                                            Title: CEO
                                                   ----------------------